UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2013

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 1, 2013, John H. Karnes notified KiOR, Inc. (the “Company”), of his intent to resign as Chief Financial Officer and principal financial officer the Company. Mr. Karnes’ resignation was effective December 3, 2013.

(c)

Effective December 3, 2013, Christopher A. Artzer, the Vice President, General Counsel and Secretary of the Company, was appointed Interim Chief Financial Officer and has assumed the role of principal financial officer until a long term replacement for Mr. Karnes is found. Mr. Artzer, 42, has been the Company’s Vice President, General Counsel and Secretary since joining the Company in March 2011. From December 2004 to March 2011, Mr. Artzer served as Vice President, General Counsel & Secretary of TPC Group, Inc. Prior to joining TPC Group in December 2004, Mr. Artzer was counsel at the law firm of Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. Mr. Artzer received a B.A. in Government from Dartmouth College and a J.D. from the University of Texas School of Law.

There are no family relationships between Mr. Artzer and any of the Company’s directors, executive officers or persons nominated or chosen to be directors or executive officers. Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Artzer had or will have a direct or indirect material interest.

(e)

Effective as of December 3, 2013, the Company entered into a Separation Agreement with Mr. Karnes. Under the Separation Agreement, the Company has agreed to accelerate the vesting of an option previously granted to Mr. Karnes to permit Mr. Karnes to purchase an aggregate of up to 623,333 shares of the Company’s Class A common stock. The Separation Agreement includes a non-disparagement covenant and also provides for a general release of claims against the Company, its affiliates, officers and directors by Mr. Karnes and a reciprocal release of claims against Mr. Karnes by the Company.

The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Separation Agreement, by and between KiOR, Inc. and John H. Karnes, dated December 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

Date: December 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement, by and between KiOR, Inc. and John H. Karnes, dated December 3, 2013